Exhibit 99.1
EXECUTION COPY
SEPARATION AGREEMENT AND GENERAL RELEASE
This Separation Agreement and General Release (the “AGREEMENT”) is entered into this 17th day of November 2006, between Robert E. Tremain (“Tremain”) and NationsHealth, Inc. (“the Company” or “NationsHealth”) (collectively the “Parties”).
WHEREAS, Tremain informed the Company of his desire to pursue other opportunities and that he would be resigning from his position with the Company;
WHEREAS, the Parties have agreed to settle any and all claims that they may have against each other, including, but not limited to, claims arising from or in any way related to Tretnain’s employment with NationsHealth and/or separation from said employment;
WHEREAS, the Parties deny any claims of wrongdoing in connection with Tremain’s employment and separation from employment;
NOW, THEREFORE, in consideration of the promises and conditions set forth herein, Tremain and NationsHealth agree as follows:
1. Tremain’s last day of compensation as an active employee will be November 14, 2006 (“Separation Date”). The Company will pay Tremain all wages earned and any accrued and unused paid time off (“PTO”) in accordance with the Company’s policies through the Separation Date. Tremain acknowledges that his entitlement to wages from the Company and coverage under the employee benefits plans sponsored by the Company ended on midnight on the Separation Date. After the Separation Date, if Tremain elects COBRA continuation coverage, Tremain will be responsible to make timely payment of the full premium cost and any administrative fee for such continuation coverage, except as set forth in paragraph 2(c) below. Tremain understands and acknowledges that it is solely his responsibility to elect COBRA continuation coverage if he desires such coverage. Tremain’s rights and obligations under any continuation insurance coverage shall be governed by the specific terms of the plans and COBRA. Finally, Tremain acknowledges and agrees that: (a) he has no claim of entitlement to an equity interest in the Company of any form or under any theory; and (b) be has no entitlement to any future compensation, stock options, restricted stock, equity or any other benefits, except as arises from his execution of this Agreement and as expressly defined in paragraph 2 of this Agreement.
2. Upon Tremain’s execution of this AGREEMENT and no sooner than the Effective Date as set forth in paragraph 10 below, NationsHealth shall provide Tremain with:
(a) severance in the amount of three hundred fifty thousand dollars ($350,000.00), which shall be subject to applicable withholdings as required by law and shall be payable in the form of a lump sum payment of one hundred and seventy-five thousand dollars ($175,000.00) within 10 business days of the Effective Date of this Agreement and a second lump sum payment in the mount of one hundred and seventy-five thousand dollars ($175,000.00) to be paid on or before January 31 ,2007;

EXECUTION COPY
(b) immediate vesting of forty thousand (40,000) shares of the Restricted Stock in NationsHealth previously awarded to Tremain, which is conditioned upon Tremain’s acknowledgement that the remaining one hundred eighty-five thousand (185,000) shares of Restricted Stock in the Company previously awarded to Tremain shall immediately revert to the Company;
(c) payment of Tremain’s premiums for COBRA coverage through the earlier of (i) six months from the Separation Date, or (ii) the date at which Tremain becomes eligible to participate in a group health plan through a new employer;
(d) reimbursement for reasonable moving expenses incurred by Tremain in transporting his automobile and personal belongings from Florida lo Pennsylvania, which expenses shall be reimbursed upon Tremain’s submission of receipts documenting such moving expenses;
(e) retention by Tremain of the laptop computer provided to him by NationsHealth, which computer shall be provided to Tremain following the efforts of NationsHealth to remove Company information from the computer; and
(f) access to the apartment located at 3120 N.E. 45th Street, Ft. Lauderdale, Florida 33308 through December 15, 2006, provided that Tremain agrees that he shall leave the apartment cleaned and in a condition comparable to the condition of the apartment at the time he took possession of the property. As of November 17, 2006, Tremain has vacated the property and left it clean and in such comparable condition.
Tremain acknowledges and agrees that these payment and benefits exceed any legal payment obligation of NationsHealth, are the only payments and benefits that he is entitled to receive from the Company following the Separation Date and provides valid consideration for the release contained in paragraph 3.
3. In consideration of the payment and mutual promises and covenants set forth in this AGREEMENT, Tremain, on behalf of himself, his heirs, successors, current and former agents, representatives, attorneys, assigns, executors, beneficiaries, and administrator, hereby releases and forever discharges NationsHealth and each and all of its current and former parents, divisions, subsidiaries and affiliates and each and all of their predecessors, successors, assigns, officers, directors, attorneys, shareholders, employees, representatives and agents (collectively “the NationsHealth Group”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees) of any nature whatsoever, whether in law or in equity, which Tremain now has or ever may have had against the NationsHealth Group, including, but not limited to, any and all matters related in any way to Tremain’s equity interest in NationsHealth and Tremain’s employment with or separation from NationsHealth, as well as all claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the National Labor Relations Act, the Immigration Reform and Control Act, the Workers

EXECUTION COPY
Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Florida Civil Rights Act, the Florida Minimum Wage Law, any other federal, state or local anti-discrimination, wage or benefits laws, and any other contractual or tort claims relating to Tremain’s equity interest in NationsHealth and Tremain’s employment or separation from employment with NationsHealth. Tremain further agrees that, if any agency or court assumes jurisdiction over any complaint or charge covered by the release above, Tremain shall request immediate dismissal of the matter.
4. In consideration of the release and mutual promises and covenants set forth in this AGREEMENT, NationsHealth, on behalf of the NationsHealth Group, hereby releases and forever discharges Tremain from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees) of any nature whatsoever, whether in law or in equity, which NationsHealth now has or ever may have had against Tremain relating in any way to Tremain’s employment or separation from employment with NationsHealth. Notwithstanding the foregoing, this release shall not cover any claims that the Company may have against Tremain for alleged violations of the law.
5. Tremain represents that he has not filed, nor has he assigned to any third person, any claims, charges or actions against NationsHealth or the NationsHealth Group. Further, Tremain agrees not to assist any third party with any claim brought against the Company or the NationsHealth Group, unless Tremain’s assistance is required by law.
6. Tremain agrees that he and his agents will not publicize or disclose, directly or indirectly, the existence of this AGREEMENT, the terms thereof, or the circumstances giving rise to the AGREEMENT, to anyone other than Tremain’s attorney, accountant, financial advisor and members of his immediate family or as required by law. Tremain further agrees that he will advise any individual to whom the terms, conditions or existence of this AGREEMENT have been disclosed of the confidentiality requirements of this paragraph and that he will use his best efforts to ensure that the confidentiality requirements are complied with in all respects. Tremain also agrees that if he violates this paragraph, then he shall return to NationsHealth any and all payments made to him under paragraph 2 of the AGREEMENT, and shall indemnify NationsHealth from and against any and all judgments, damages, losses, liabilities, attorneys’ fees, costs and other expenses that result from Tremain’s violation of this paragraph.
7. Notwithstanding any other provision in this Agreement, NationsHealth agrees that it shall indemnify and hold Tremain harmless to the greatest extent allowed by law for any and all actions relating to his employment with the company, including, without limitation, payment on a current basis of all reasonable legal fees or costs he incurs in defending against any action against the company or him relating to his employment with NationsHealth. Tremain agrees to cooperate fully with NationsHealth in defending against any such action.
8. This AGREEMENT constitutes a compromise settlement of disputed and contested matters between the Parties and is the product of arms-length negotiations. It shall not be construed as an admission or any sort by either of the Parties, nor shall it be used as evidence in a proceeding of any kind, except one in which one of the Parties alleges breach of the terms of

EXECUTION COPY
this AGREEMENT or one in which one of the Parties elects to use this AGREEMENT as a defense to any claim.
9. By signing this AGREEMENT, Tremain acknowledges and agrees that:
(a) he has been afforded a reasonable and sufficient period of time for deliberation thereon and for negotiation of the terms thereof;
(b) he has carefully read and understands the terms of this AGREEMENT;
(c) he has signed this AGREEMENT freely and voluntarily and without duress or coercion and with full knowledge of its significance and consequences and of the rights relinquished, surrendered, released and discharged hereunder;
(d) the only consideration for signing this AGREEMENT are the terms stated herein and no other promise, agreement or representation of any kind has been made to him by any person or entity whatsoever to cause him to sign this AGREEMENT;
(e) that NationsHealth did offer him a minimum period of at least twenty-one (21) days after his receipt of this AGREEMENT to review it; and
(f) that NationsHealth advised him that he had the opportunity to consult an attorney before signing this AGREEMENT and that he did so consult with an attorney.
10. This AGREEMENT may be revoked, in a writing sent to the President of the Company, by Tremain at any time during the period of seven (7) calendar days following the date of execution by Tremain. If such seven (7) day revocation period expires without Tremain exercising his revocation right, the obligations of this AGREEMENT will become fully effective on the eighth day after Tremain’s execution of the AGREEMENT (the “Effective Date”).
11. The Parties agree that they shall not engage in any conduct that involves the making of, publishing of, or assistance or encouragement of the making or publishing of any electronic or written or oral statements or remarks that are disparaging, pernicious, detrimental to the integrity, reputation or good name of the other party.
12. The Parties agree that in any communication either of them makes relating to Tremain’s departure from NationsHealth, they shall state only that Tremain resigned from his position with the Company to pursue other opportunities.
13. This AGREEMENT constitutes an integrated agreement, containing the entire agreement between the parties with respect to the matters addressed herein, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof, except for the HIPAA Confidentiality and Need to Know Agreement and the NonDisclosure, Intellectual Property, NonSolicitation and NonCompete Obligation provisions, contained in paragraph 6(a)-(j) of the Parties’ February 3, 2006 Employment

EXECUTION COPY
Agreement, which provisions shall continue in full force and effect. The terms of this AGREEMENT may not be modified, except in writing signed by the parties hereto.
14. Should any part, term, or provision of this AGREEMENT be determined by any tribunal, court or arbitrator to be illegal, invalid, or unenforceable, the validity of the remaining parts, terms, or provisions shall not be affected thereby, and the illegal, invalid, or unenforceable part, term, or provision shall be deemed not to be part of this AGREEMENT. Upon a finding by a Court that a release or waiver of rights as set forth in paragraph 3 is illegal, void or unenforceable, Tremain agrees that he will, at NationsHealth’s option (unless otherwise prohibited by law or regulation), either return promptly to NationsHealth any and all payments made to him under paragraph 2 of this AGREEMENT or execute a release or waiver of claims that is legal and enforceable. Should Tremain seek to challenge the validity of or otherwise render ineffective this AGREEMENT or any provision thereof (except Tremain’s release of claims under ADEA), Tremain shall, as a pre-condition, repay to NationsHealth any and all payments made to him under paragraph 2 of this AGREEMENT.
15. The Parties agree that a failure by any party at any time to require performance of any provision of this AGREEMENT shall not waive, affect, diminish, obviate or void in any way that party’s full right or ability to require performance of the same, or any other provisions of this AGREEMENT, at any time thereafter.
16. This AGREEMENT shall be interpreted, enforced and governed under the laws of the State of Florida, without regard to conflict of laws principles.
17. The Parties warrant and represent that they have read and understand the foregoing provisions of this AGREEMENT and that they and their respective signatories are fully authorized and competent to execute this AGREEMENT on their behalves. Tremain further warrants and represents that he has not previously assigned or transferred any of claims that are the subject of the release contained herein.

EXECUTION COPY
Executed as an agreement under seal effective as of eight (8) days after Tremain’s execution of this AGREEMENT
TREMAIN ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT, HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY, AND IS KNOWINGLY AND VOLUNTARILY ENTERING INTO IT. TREMAIN ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS THAT IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS UP TO THE DATE HE SIGNS THIS AGREEMENT.
Dated:      11/20           ,2006
/s/ Robert E. Tremain

Robert E. Tremain
Sworn to before me this
 20  day of  November , 2006
/s/ John Sloan

Notary Public

NATIONSHEALTH

By:	/s/ Glenn M. Parker

Title:	CEO

Date:	11-21-2006